PART I

                      HIGHLAND HOLDINGS INTERNATIONAL, INC.
                                STOCK BONUS PLAN

     Section 1. Purpose. The purpose of this HIGHLAND HOLDINGS INTERNATIONAL, INC. Stock Bonus Plan (the "Bonus) is to promote the growth and general prosperity of the Company by permitting the Company to grant registered shares in lieu of cash bonuses to help attract and retain superior personnel for positions of substantial responsibility with the Company and its subsidiaries and to provide individuals with an additional incentive to contribute to the success of the Company. This Stock Bonus Plan is Part I of the 2000 Stock Compensation Program. Unless any provision herein indicates to the contrary, the Stock Bonus Plan shall be subject to the General Provisions of the Program and terms used but not defined in this Stock Bonus Plan shall have the meanings, if any, ascribed thereto in the General Provisions of the Program.

     Section 2. Terms and Conditions. The terms and conditions of shares granted under the Bonus Plan may differ from one another as the Program Administrators shall, in their discretion, determine as long as all shares granted under the Bonus Plan satisfy the requirements of the Stock Bonus Plan.

     Each Bonus agreement shall provide to the recipient (the "Holder"), at their election in lieu of cash, the transfer of a specified number of shares of Common Stock of the Company that shall become non-forfeitable upon the execution of the Stock Bonus Plan Agreement (Bonus Agreement). At the time that the bonus is granted, the Program Administrators shall specify the service or performance conditions and the period of duration over which the conditions apply.

     The Holder shall not have any rights with respect to such award, unless and until such Holder has executed an agreement evidencing the terms and conditions of the award (the "Stock Bonus Agreement"). Each individual who is awarded shares, at their election in lieu of cash, shall be issued a stock certificate in respect of such shares. Such certificate shall be registered in the name of the Holder.


     The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the E-HIGHLAND HOLDINGS INTERNATIONAL, INC. Stock Bonus Plan entered into between the registered owner and HIGHLAND HOLDINGS INTERNATIONAL, INC. Copies of such Plan and Agreement are on file in the offices of HIGHLAND HOLDINGS INTERNATIONAL, INC.

     The Program Administrators shall require that the stock certificates evidencing such shares be held in the custody of the company until the applicable conditions have been satisfied.

     Section 3. Transferability. Subject to the provisions of the Bonus Plan Agreements, as may be set by the Program Administrators commencing on the grant date, the Holder shall be permitted to sell, transfer, pledge, or assign shares awarded under the Stock Bonus Plan.

     Section 4. Share Rights Upon Employment or Service. If a Holder terminates employment or service with the company, any shares granted to him shall not be forfeited by the Holder.


     Section 5. Stockholder Rights. The Holder shall have, with respect to the shares granted, all of the rights of a stockholder of the Company, including the right to vote the shares, and the right to receive any dividends thereon. Certificates for shares of stock shall be delivered to the Holder promptly after, and only after, the Bonus Plan Agreement shall be executed, and recipient has made the election to receive shares in lieu of a cash bonus awarded.


     Section 6. Compliance with Securities Laws. Shares shall not be issued under the Stock Bonus Plan unless the issuance and delivery of the shares pursuant thereto shall comply with all relevant provisions of foreign, state and federal law, including, without limitation, the Securities Act of 1933, as amended, and the Exchange Act, and the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Program Administrators may also require a Holder to furnish evidence satisfactory to the Company, including a written and signed representation letter and consent to be bound by any transfer restrictions imposed by law.

     Section 7. Continued Employment or Service. This agreement is not contingent upon continued employment or service.

                      HIGHLAND HOLDINGS INTERNATIONAL, INC.
                           STOCK BONUS PLAN AGREEMENT

          THIS AGREEMENT is made as of __________, _____, by and between Highland Holdings, International, Inc., a Delaware corporation (the "Company"), and ______________________ ("Holder"):

          WHEREAS, the Company maintains the HIGHLAND HOLDINGS INTERNATIONAL INC. Stock Bonus Plan ("Stock Bonus Plan") under which the Program Administrators grant shares of the Company's common stock, no par value ("Common Stock") to employees and non-employees, at recipients election in lieu of cash bonuses awarded, as the Program Administrators may determine, subject to terms, conditions, or restrictions as they may deem appropriate; and

          WHEREAS, pursuant to the Stock Bonus Plan, the Program Administrators have awarded to Holder a stock bonus award conditioned upon the execution by the Company and Holder of this Stock Bonus Plan Agreement setting forth all the terms and conditions applicable to such award.

          NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, it is hereby agreed as follows:

1.  Award of Shares.

          Under the terms of the Stock Bonus Plan, and upon their election of the recipient to receive shares in lieu of cash bonuses awarded, the Program Administrators hereby award and transfer to Holder a stock award on __________("Grant Date"), covering shares of Common Stock ("Shares") subject to the terms, conditions, and restrictions set forth in this Agreement. This transfer of Shares shall constitute a transfer of such property in connection with Holder's performance of service to the Company (which transfer is intended to constitute a "transfer" for purposes of Section 83 of the Internal Revenue
Code).

2.  Stock Certificates.

          A stock certificate evidencing the Shares shall be issued in the name of Holder as of the Grant Date. Holder shall thereupon be the shareholder of all the Shares represented by the stock certificate. As such, Holder shall be entitled to all rights of a stockholder of the Company, including the right to vote the Shares and receive dividends and/or other distributions declared on such Shares.

3.  Administration.

          The Program Administrators shall have full authority and discretion (subject only to the express provisions of the Stock Bonus Plan) to decide all matters relating to the administration and interpretation of the Stock Bonus Plan and this Agreement. All such Program Administrators determinations shall be final, conclusive, and binding upon the Company, Holder, and any and all interested parties.

4.  Right to Continued Employment or Service.

          Nothing in the Stock Bonus Plan or this Agreement shall confer on Holder any right to continue in the employ of or service to the Company or, except as may otherwise be limited by a written agreement between the Company and Holder, in any way affect the Company's right to terminate Holder's employment or service, at will, at any time without prior notice at any time for any or no reason (whether by dismissal, discharge, retirement or otherwise).

5.  Amendment.

          This Agreement shall be subject to the terms of the Stock Bonus Plan as amended, the terms of which are incorporated herein by reference. However, the stock bonus award that is the subject of this Agreement may not in any way be restricted or limited by any Stock Bonus Plan amendment or termination approved after the date of the award without Holder's written consent.

6.  Force and Effect.

          The various provisions of this Agreement are severable in their entirety. Any determination of invalidity or unenforceability of any one provision shall have no effect on the continuing force and effect of the remaining provisions.

7.  Governing Law.

          This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware.

8.  Successors.

          This Agreement shall be binding upon and inure to the benefit of the successors, assigns, and heirs of the respective parties.

9.  Notice.

          All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or by certified mail, return receipt requested, as follows:

    To Company:                HIGHLAND HOLDINGS INTERNATIONAL, INC.
                                    6227 Highway  393
                                    Crestview, Florida 32539
                                    Attn:  Secretary

         To Holder:
                                    ------------------------------
                                    ------------------------------
                                    ------------------------------
                                    ------------------------------

10. Incorporation of Plan by Reference.

          The Shares are awarded pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the Share award shall in all respects be interpreted in accordance with the Plan. The Program Administrators shall interpret and construe the Plan and this instrument, and its interpretations and determinations shall be conclusive and binding on the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

          IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date hereof.

HIGHLAND HOLDINGS INTERNATIONAL, INC.
a Delaware corporation

By:  /s/  John P. Demoleas
   ---------------------------------
          John P. Demoleas, President



ACCEPTED AND AGREED TO

----------------------------
 (Optionee)

                                     PART II

                      HIGHLAND HOLDINGS INTERNATIONAL, INC.
                     DEFERRED COMPENSATION STOCK OPTION PLAN

          Section 1. Deferral Option Terms and Conditions. The purpose of this HIGHLAND HOLDINGS INTERNATIONAL, INC. Deferred Compensation Stock Option Plan (the "Deferral Option Plan") is to promote the growth and general prosperity of the Company by permitting the Company to grant certain stock deferral rights ("Deferral Option"), exercisable by the recipients in lieu of cash payable to them which has been deferred, to help attract and retain superior personnel for positions of substantial responsibility with the Company and its subsidiaries and to provide individuals with an additional incentive to contribute to the success of the Company. The terms and conditions of Deferral Options granted under the Deferral Option Plan may differ from one another as the Program Administrators shall, in their discretion, determine in each agreement (the "Deferral Option Agreement"). Unless any provision herein indicates to the contrary, this Deferral Option Plan shall be subject to the General Provisions of the Program, and terms used but not defined in this Deferral Option Plan shall have the meanings, if any, ascribed thereto in the General Provisions of the Program.

          Section 2. Duration of Deferral Options. Each Deferral Option and all rights thereunder granted pursuant to the terms of the Deferral Option Plan shall expire on the date determined by the Program Administrators as evidenced by the Deferral Option Agreement, but in no event shall any Deferral Option expire later than five (5) years from the date on which the Deferral Option is granted. In addition, each Deferral Option shall be subject to early termination as provided in the Deferral Option Plan.

          Section 3. Grant. Subject to the terms and conditions of the Deferral Option Agreement, the Program Administrators may grant the right to receive a payment upon the exercise of a Deferral Option which reflects the number of shares of Common Stock for which such Deferral Option was granted to any person who is eligible to receive awards, and have elected to receive shares in lieu of payment of deferred compensation.

          Section 4. Payment at Exercise. Upon the settlement of a Deferral Option in accordance with the terms of the Deferral Option Agreement, the Plan Participant shall (subject to the terms and conditions of the Deferral Option Plan and Deferral Option Agreement) receive a payment equal to the Grant Price (as defined below) for the number of shares of the Deferral Option being exercised at that time. Such payment may be paid, at the election of the recipient, in cash or in shares of the Company's Common Stock or by a combination of the foregoing, at the time of exercise of the Deferral Option, specified by the Program Administrators in the Deferral Option Agreement. If any portion of the payment is paid in shares of the Company's Common Stock, such shares shall be valued for this purpose at the Deferral Option Grant Price. "Deferral Grant Price" shall mean the price allocated to the stock pursuant to the Stock Deferral Option Agreement.

          Section 5. Special Terms and Conditions. Each Deferral Option Agreement which evidences the grant of a Deferral Option shall incorporate such terms and conditions as the Program Administrators in their sole and absolute discretion deem are not inconsistent with the terms of the Deferral Option Plan.

          Section 6. Compliance with Securities Laws. Deferral Options shall not be granted and shares shall not be issued with respect to any Deferral Option granted under the Deferral Option Plan unless the grant of that Deferral Option or the exercise of that Deferral Option and the issuance and delivery of the shares pursuant thereto shall comply with all applicable provisions of foreign, state and federal law, including, without limitation, the Securities Act of 1933, as amended, and the Exchange Act, and the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Program Administrators may also require a Plan Participant to furnish evidence satisfactory to the Company, including a written and signed representation letter and consent to be bound by any transfer restrictions imposed by law, legend, condition, or otherwise, that any securities are being acquired only for investment purposes and without any present intention to sell or distribute the securities in violation of any state or federal law, rule, or regulation. Further, each Plan Participant shall consent to the imposition of a legend on securities and the imposition of stop-transfer instructions restricting their transferability as required by law or by this Section 6.

          Section 7. Continued Employment or Service. Each Plan Participant, if requested by the Program Administrators, must agree in writing as a condition of receiving his or her Deferral Option or any shares as a result thereof, to remain in the employment of, or service to, the Company or any of its subsidiaries following the date of the granting of that Deferral Option or the issuance of such shares for a period specified by the Program Administrators. Nothing in this Deferral Option Plan or in any Deferral Option Agreement shall confer upon any Plan Participant any right to continued employment by, or service to, the Company or any of its subsidiaries, or limit in any way the right of the Company or any subsidiary at any time to terminate or alter the terms of that employment or service arrangement.

          Section 8. Deferral Option Rights Upon Termination of Employment or Service. If a Plan Participant under this Deferral Option Plan ceases to be employed by, or provide services to, the Company or any of its subsidiaries for any reason other than death or disability, his or her Deferral Option shall terminate thirty (30) days after the date of termination of employment (unless sooner terminated in accordance with its terms); provided, however, that in the event employment is terminated for cause as defined by applicable law, his or her option shall terminate immediately, provided, further, however, that the Program Administrators may, in their sole and absolute discretion, allow the Deferral Option to be exercised, to the extent exercisable on the date of termination of employment or service, at any time within ninety (90) days after the date of termination of employment or service, unless either the Deferral Option Agreement or this Deferral Option Plan otherwise provides for earlier termination.

          Section 9. Rights Upon Disability. If a Plan Participant becomes disabled within the meaning of Code Section 422(e)(3) while employed by or providing service to the Company or any subsidiary corporation, his or her Deferral Option shall terminate six months after the date of termination of employment or service due to disability (unless sooner terminated in accordance with its terms); provided, however, that the Program Administrators may, in their sole and absolute discretion, allow the Deferral Option to be exercised (to the extent exercisable on the date of termination of employment or service) at any time within one year after the date of termination of employment due to disability, unless either the Deferral Option Agreement or the Deferral Option Plan otherwise provides for earlier termination.


          Section 10. Rights Upon Death. Except as otherwise limited by the Program Administrators at the time of the grant of a Deferral Option, if a Plan Participant under the Deferral Option Plan dies while employed by, or providing services to, the Company or any of its subsidiaries, his or her Deferral Option shall expire six months after the date of death unless by its terms it expires sooner; provided, however, that the Program Administrators may, in their sole and absolute discretion, allow the Deferral Option to be exercised (to the extent exercisable on the date of death) at any time within one year after the date of death, under the Deferral Option Agreement or the Deferral Option Plan otherwise provides for earlier termination. During this six-month or shorter period, the Deferral Option may be exercised, to the extent that it remains unexercised on the date of death by the person or persons to whom a Plan Participant's rights under the Deferral Option shall pass by will or by the laws of descent and distribution, but only to the extent that the plan Participant is entitled to exercise the Deferral at the time and date of death.

                      HIGHLAND HOLDINGS INTERNATIONAL, INC.
                DEFERRED COMPENSATION STOCK OPTION PLAN AGREEMENT

                                (GRANT OF OPTION)


Date of Grant: ____________________, ____


          THIS GRANT, dated as of the date of grant first stated above (the "Date of Grant") , is delivered by HIGHLAND HOLDINGS INTERNATIONAL, INC. , a Delaware corporation (the "Company"), to ____________________ (the "Optionee"), who is an employee of the Company or one of its subsidiaries (the Optionee's employer is sometimes referred to herein as the "Employer").

          WHEREAS, the Board of Directors of the Company (the "Board") on __________ adopted, with subsequent stockholder approval, the HIGHLAND HOLDINGS INTERNATIONAL, INC. Deferred Stock Option Plan (the "Plan");

          WHEREAS, the Plan provides for the granting of deferred compensation stock options by the Board or Program Administrators to employees of the Company or any subsidiary of the Company who have deferred compensation payable to them to purchase, or to exercise certain rights with respect to, shares of the Common Stock of the Company, $.001 par value (the "Stock"), in accordance with the terms and provisions thereof; and

          WHEREAS, the Program Administrators consider the Optionee to be a person who is eligible for a grant of deferred compensation stock options under the Plan, and have determined that it would be in the best interest of the Company to grant the deferred compensation stock options documented herein.

          NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1.   Grant of Option.

     Subject to the terms and conditions hereinafter set forth, the Company, with the approval and at the direction of the Program Administrators, hereby grants to the Optionee, at their election, as of the Date of Grant, an option to purchase a number of shares of Stock at a price of $.10 per share, (not to exceed 1/3 of total quarterly income earned) on the date of Grant. Such option is hereinafter referred to as the "Option" and the shares of stock purchasable upon exercise of the Option are hereinafter sometimes referred to as the "Option Shares."

2.   Installment Exercise.

     Subject to such further limitations as are provided herein, the Option shall become exercisable in Quarterly installments, on the first day following the close of the prior calendar quarter, the Optionee having the right hereunder to purchase from the Company a number of Option Shares upon exercise of the Option, in proportion to the deferred compensation subject to the employee's exercise of option.

3.   Termination of Option.

     (a) Subject to the other provisions of this Grant, the Option and all rights hereunder with respect thereto, to the extent such rights shall not have been exercised, shall terminate and become null and void after the expiration of five years from the Date of Grant (the "Option Term").

     (b) Notwithstanding anything else to the contrary contained herein, upon the occurrence of the Optionee ceasing for any reason to be employed by the Employer (such occurrence being a "termination of the Optionee's employment"), the Option, to the extent not previously exercised, shall terminate and become null and void within thirty (30) days after the date of such termination of the Optionee's employment, except (1) in the event employment is terminated for cause as defined by applicable law, in which case Optionee's Option shall terminate and become null and void immediately or (2) in a case where the Program Administrators may otherwise determine in their sole and absolute discretion for up to ninety (90) days following the termination of employment. Upon a termination of the Optionee's employment by reason of disability or death, the Option may be exercised, but only to the extent that the Option was outstanding and exercisable on such date of disability or death, up to a six-month period following the date of such termination of the Optionee's employment, unless extended for a period of up to one year, at the sole and absolute discretion of the Program Administrators.

     (c) In the event of the death of the Optionee, the Option may be exercised by the Optionee's legal representative, but only to the extent that the option would otherwise have been exercisable by the Optionee.

     (d) A transfer of the Optionee's employment between the Company and any subsidiary of the Company, or between any subsidiaries of the Company, shall not be deemed to be a termination of the Optionee's employment.

4.   Exercise of Option.

     (a) The Optionee may exercise the option with respect to all or any part of the number of Option Shares then exercisable hereunder by giving the Secretary of the Company written notice of intent to exercise. The notice of exercise shall specify the number of Option Shares as to which the Option is to be exercised against deferred compensation, and the date of exercise thereof.


     (b) On the exercise date specified in the Optionee's notice or as soon thereafter as is practicable, the Company shall cause to be delivered to the Optionee, a certificate or certificates for the Option Shares then being purchased. The obligation of the Company to deliver Stock shall, however, be subject to the condition that if at any time the Program Administrators shall determine in their discretion that the listing, registration or qualification of the Option or the Option Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the Option or the issuance or purchase of Stock thereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Program Administrators.

5.   Adjustment of and Changes in Stock of the Company.

     In the event of a reorganization, recapitalization, change of shares, stock split, spin-off, stock dividend, reclassification, subdivision or combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of capital stock of the Company, the Program Administrators shall make such adjustment as may be required under the applicable reorganization agreement in the number and kind of shares of Stock subject to the Option or in the option price; provided, however, that no such adjustment shall give the Optionee any additional benefits under the Option. If there is no provision for the treatment of the Option under an applicable reorganization agreement, the Option may terminate on a date determined by the Program Administrators following at least 30 days written notice to the Optionee.

6.   No Rights of Stockholders.

     Neither the Optionee nor any personal representative shall be, or shall have any of the rights and privileges of, a stockholder of the Company with respect to any shares of Stock purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date of exercise of the Option.

7.   Non-Transferability of Option.

     During the Optionee's lifetime, the Option hereunder shall be exercisable only by the Optionee or any guardian or legal representative of the Optionee, and the Option shall not be transferable except, in case of the death of the Optionee, by will or the laws of descent and distribution, nor shall the Option be subject to attachment, execution or other similar process. In the event of
(a) any attempt by the Optionee to alienate, assign, pledge, hypothecate or otherwise dispose of the option, except as provided for herein, or (b) the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, the Company may terminate the Option by notice to the Optionee and it shall thereupon become null and void.

8.   Restriction on Exercise.

     The Option may not be exercised if the issuance of the Option Shares upon such exercise would constitute a violation of any applicable federal or State securities or other law or valid regulation. As a condition to the exercise of the Option, the Company may require the Optionee exercising the Option to make any representation or warranty to the Company as may be required by any applicable law or regulation and, specifically, may require the Optionee to provide evidence satisfactory to the Company that the Option Shares are being acquired only for investment purposes and without any present intention to sell or distribute the shares in violation of any federal or State securities or other law or valid regulation.

7.   Employment Not Affected.

     The granting of the Option or its exercise shall not be construed as granting to the Optionee any right with respect to continuance of employment of the Employer. Except as may otherwise be limited by a written agreement between the Employer and the Optionee, the right of the Employer to terminate at will the Optionee's employment with it at any time (whether by dismissal, discharge, retirement or otherwise) is specifically reserved by the Company, as the Employer or on behalf of the Employer (whichever the case may be), and acknowledged by the Optionee.

8.   Amendment of Option.

     The Option may be amended by the Program Administrators at any time (i) if the Program Administrators determine, in their sole and absolute discretion, that amendment is necessary or advisable in the light of any addition to or change in the Internal Revenue Code of 1986 or in the regulations issued thereunder, or any federal or state securities law or other law or regulation, which change occurs after the Date of Grant and by its terms applies to the Option; or (ii) other than in the circumstances described in clause (i), with the consent of the Optionee.

9.   Notice.

     All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or by certified mail, return receipt requested, as follows:

To Company:                HIGHLAND HOLDINGS INTERNATIONAL, INC.
                           6227 Highway 393
                           Crestview, Florida 32539

To Optionee:
                           ------------------------------
                           ------------------------------
                           ------------------------------
                           ------------------------------

10.  Incorporation of Plan by Reference.

     The Option is granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the Option shall in all respects be interpreted in accordance with, and shall be subject to, the Plan. The Program Administrators shall interpret and construe the Plan and this instrument, and its interpretations and determinations shall be conclusive and binding on the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

11.  Governing Law.

     The validity, construction, interpretation and effect of this instrument shall exclusively be governed by and determined in accordance with the law of the State of Nevada, except to the extent preempted by federal law, which shall to the extent govern.


     In Witness Whereof, the Company has caused its duly authorized officers to execute this Grant of Option, and to apply the corporate seal hereto, and the Optionee has placed his or her signature hereon, effective as of the Date of Grant.

HIGHLAND HOLDINGS INTERNATIONAL, INC.
a Delaware Corporation



By:  /s/  John P. Demoleas
   ---------------------------------
          John P. Demoleas President




ACCEPTED AND AGREED TO:




By:_____________________________________
     Optionee

                                   PART III

                      HIGHLAND HOLDINGS INTERNATIONAL, INC.
                           Executive Stock Option Plan

     Section 1. Terms and Conditions. The purpose of the HIGHLAND HOLDINGS INTERNATIONAL, INC. Executive Stock Option Plan (the "Executive Plan") is to promote the growth and general prosperity of the Company by permitting the Company to grant restricted shares to help attract and retain superior personnel for positions of substantial responsibility with the Company and its subsidiaries to provide individuals with an additional incentive to the success of the Company. The terms and conditions of Performance Shares, Stock Payments or Bonus Rights granted under the Stock Rights Plan may differ from one another as the Program Administrators shall, in their discretion, determine in each stock rights agreement (the "Stock Rights Agreement"). Unless any provision herein indicates to the contrary, this Stock Rights Plan shall be subject to the General Provisions of the Program, and terms used but not defined in this Stock Rights Plan shall have the meanings, if any, ascribed thereto in the General Provisions of the Program.

     Section 2. Duration. Each Performance Share or Dividend Equivalent Right and all rights thereunder granted pursuant to the terms of the Stock Rights Plan shall expire on the date determined by the Program Administrators as evidenced by the Stock Rights Agreement, but in no event shall any Performance Shares or Dividend Equivalent Rights expire later than ten (10) years from the date on which the Performance Shares or Dividend Equivalent Rights are granted. In addition, each Performance Share, Stock Payment or Dividend Equivalent Right shall be subject to early termination as provided in the Stock Rights Plan.

     Section 3. Grant. Subject to the terms and conditions of the Stock Rights Agreement, the Program Administrators may grant Performance Shares, Stock Payments or Dividend Equivalent Rights as provided under the Stock Rights Plan. Each grant of Performance Shares, Dividend Equivalent Rights or Stock Payments shall be evidenced by a Stock Rights Agreement, which shall state the terms and conditions of each as the Program Administrators, in their sole and absolute discretion, deem are not inconsistent with the terms of the Stock Rights Plan.

     Section 4. Performance Shares. Performance Shares shall become payable to a Plan Participant based upon the achievement of specified Performance Objectives and upon such other terms and conditions as the Program Administrators may determine and specify in the Stock Rights Agreement evidencing such Performance Shares. Each grant shall satisfy the conditions for performance-based awards hereunder and under the General Provisions of the Program. A grant may provide for the forfeiture of Performance Shares in the event of termination of employment or other events, subject to exceptions for death, disability, retirement or other events, all as the Program Administrators may determine and specify in the Stock Rights Agreement for such grant. Payment may be made for the Performance Shares at such time and in such form as the Program Administrators shall determine and specify in the Stock Rights Agreement and payment for any Performance Shares may be made in full in cash or by certified cashier's check payable to the order of the Company or, if permitted by the Program Administrators, by shares of the Company's Common Stock or by the surrender of all or part of an award, or in other property, rights or credits deemed acceptable by the Program Administrators or, if permitted by the Program Administrators, by a combination of the foregoing. If any portion of the purchase price is paid in shares of the Company's Common Stock, those shares shall be tendered at their then Fair Market Value. Payment in shares of Common Stock includes the automatic application of shares of Common Stock received upon the exercise or settlement of Performance Shares or other option or award to satisfy the exercise or settlement price.

     Section 5. Stock Payments. The Program Administrators may grant Stock Payments to a person eligible to receive the same as a bonus or additional compensation or in lieu of the obligation of the Company or a subsidiary to pay cash compensation under other compensatory arrangements, only with the election of the eligible person, provided that the Plan Participant will be required to pay an amount equal to the aggregate par value of any newly issued Stock Payments. A Plan Participant shall have all the voting, dividend, liquidation and other rights with respect to shares of Common Stock issued to the Plan Participant as a Stock Payment upon the Plan Participant becoming holder of record of such shares of Common Stock; provided, however, the Program Administrators may impose such restrictions on the assignment or transfer of such shares of Common Stock as they deem appropriate and as are evidenced in the Stock Rights Agreement for such Stock Payment.

     Section 6. Dividend Equivalent Rights. The Program Administrators may grant Dividend Equivalent Rights in tandem with the grant of Incentive Options or Nonqualified Options, SARs, Restricted Shares or Performance Shares that otherwise do not provide for the payment of dividends on the shares of Common Stock subject to such awards for the period of time to which such Dividend Equivalent Rights apply, or may grant Dividend Equivalent Rights that are independent of any other such award. A Dividend Equivalent Right granted in tandem with another award may be evidenced by the agreement for such other award; otherwise, a Dividend Equivalent Right shall be evidenced by a separate Stock Rights Agreement. Payment may be made by the Company in cash or by shares of the Company's Common Stock or by a combination of the foregoing, may be immediate or deferred and may be subject to such employment, performance objectives or other conditions as the Program Administrators may determine and specify in the Stock Rights Agreement for such Dividend Equivalent Rights. The total payment attributable to a share of Common Stock subject to a Dividend Equivalent Right shall not exceed one hundred percent (100%) of the equivalent dividends payable with respect to an outstanding share of Common Stock during the term of such Dividend Equivalent Right, taking into account any assumed investment (including assumed reinvestment in shares of Common Stock) or interest earnings on the equivalent dividends as determined under the Stock Rights Agreement in the case of a deferred payment, provided that such percentage may increase to a maximum of two hundred percent (200%) if a Dividend Equivalent Right is subject to a Performance Objective.

     Section 7. Compliance with Securities Laws. Securities shall not be issued with respect to any award under the Stock Rights Plan, unless the issuance and delivery of the securities pursuant thereto shall comply with all applicable provisions of foreign, state and federal law, including, without limitation, the Securities Act of 1933, as amended, and the Exchange Act, and the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the securities may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Program Administrators may also require a Plan Participant to furnish evidence satisfactory to the Company, including a written and signed representation letter and consent to be bound by any transfer restrictions imposed by law, legend, condition, or otherwise, that the securities are being acquired only for investment purposes and without any present intention to sell or distribute the securities in violation of any state or federal law, rule, or regulation. Further, each Plan Participant shall consent to the imposition of a legend on the securities subject to his or her award and the imposition of stop-transfer instructions restricting their transferability as required by law or by this
Section 7.

     Section 8. Continued Employment or Service. Each Plan Participant, if requested by the Program Administrators, must agree in writing as a condition of receiving his or her award, to remain in the employment of, or service to, the Company or any of its subsidiaries following the date of the granting of that award for a period specified by the Program Administrators. Nothing in this Stock Rights Plan in any award granted hereunder shall confer upon any Plan Participant any right to continued employment by, or service to, the Company or any of its subsidiaries, or limit in any way the right of the Company or any subsidiary at any time to terminate or alter the terms of that employment or service arrangement.

     Section 9. Rights Upon Termination of Employment or Service. If a Plan Participant under this Stock Rights Plan ceases to be employed by, or provide service to, the Company or any of its subsidiaries for any reason his or her award shall immediately terminate.

                      HIGHLAND HOLDINGS INTERNATIONAL, INC.
                      EXECUTIVE STOCK OPTION PLAN AGREEMENT

          THIS AGREEMENT is made as of __________, _____, by and between HIGHLAND HOLDINGS INTERNATIONAL, INC., a Delaware corporation (the "Company"), and ______________________ ("Holder"):

          WHEREAS, the Company maintains the HIGHLAND HOLDINGS INTERNATIONAL, INC. Executive Stock Option Plan ("Stock Option Plan") under which the Program Administrators grant shares of the Company's common stock, no par value ("Common Stock") to employees and non-employees as the Program Administrators may determine, subject to terms, conditions, or restrictions as they may deem appropriate; and

          WHEREAS, pursuant to the Stock Bonus Plan, the Program Administrators have awarded to Holder a stock bonus award conditioned upon the execution by the Company and Holder of an Executive Stock Option Plan Agreement setting forth all the terms and conditions applicable to such award.

          NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, it is hereby agreed as follows:

1.   Award of Shares.

          Under the terms of the Executive Stock Option Plan, the Program Administrators hereby award and transfer to Holder a stock award on _______,2000 ("Grant Date"), covering shares of Common Stock ("Shares") subject to the terms, conditions, and restrictions set forth in this Agreement. This transfer of Shares shall constitute a transfer of such property in connection with Holder's performance of service to the Company (which transfer is intended to constitute a "transfer" for purposes of Section 83 of the Internal Revenue Code).

2.   Stock Certificates.

          A stock certificate evidencing the Shares shall be issued in the name of Holder as of the Grant Date. Holder shall thereupon be the shareholder of all the Shares represented by the stock certificate. As such, Holder shall be entitled to all rights of a stockholder of the Company, including the right to vote the Shares and receive dividends and/or other distributions declared on such Shares.

3.   Administration.

          The Program Administrators shall have full authority and discretion (subject only to the express provisions of the Stock Option Plan) to decide all matters relating to the administration and interpretation of the Stock Bonus Plan and this Agreement. All such Program Administrators determinations shall be final, conclusive, and binding upon the Company, Holder, and any and all interested parties.

4.   Right to Continued Employment or Service.

          Nothing in the Stock Option Plan or this Agreement shall confer on Holder any right to continue in the employ of or service to the Company or, except as may otherwise be limited by a written agreement between the Company and Holder, in any way affect the Company's right to terminate Holder's employment or service, at will, at any time without prior notice at any time for any or no reason (whether by dismissal, discharge, retirement or otherwise).

5.   Amendment.

          This Agreement shall be subject to the terms of the Stock Option Plan as amended, the terms of which are incorporated herein by reference. However, the stock bonus award that is the subject of this Agreement may not in any way be restricted or limited by any Stock Bonus Plan amendment or termination approved after the date of the award without Holder's written consent.

6.   Force and Effect.

          The various provisions of this Agreement are severable in their entirety. Any determination of invalidity or unenforceability of any one provision shall have no effect on the continuing force and effect of the remaining provisions.

7.   Governing Law.

          This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware.

8.   Successors.

          This Agreement shall be binding upon and inure to the benefit of the successors, assigns, and heirs of the respective parties.

9.   Notice.

          All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or by certified mail, return receipt requested, as follows:

     To Company:                HIGHLAND HOLDINGS INTERNATIONAL, INC.
                                6227 Highway 393
                                Crestview, Florida  32539
                                Attn:  Secretary

         To Holder:
                                    ------------------------------
                                    ------------------------------
                                    ------------------------------
                                    ------------------------------

10.  Incorporation of Plan by Reference.

          The Shares are awarded pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the Share award shall in all respects be interpreted in accordance with the Plan. The Program Administrators shall interpret and construe the Plan and this instrument, and its interpretations and determinations shall be conclusive and binding on the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

          IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date hereof.

HIGHLAND HOLDINGS INTERNATIONAL, INC.
a Delaware corporation

By:  /s/  John P. Demoleas
   -------------------------------------
          John P. Demoleas, President



ACCEPTED AND AGREED TO

----------------------------
 Holder

                                     PART IV


                      HIGHLAND HOLDINGS INTERNATIONAL, INC.
                             STOCK COMPENSATION PLAN



     Section 1 Granting of Restricted Common Stock. The Board may, in its sole discretion and subject to the provisions of the Plan, grant to eligible officers, employees or directors at such times as it deems appropriate following adoption of the Plan by the Board, shares of Restricted Common Stock.

     Section 2 Price of Restricted Common Stock. The price at which Restricted Common Stock may be purchased by a Participant under the Plan shall be determined by the Board and shall be 85% of the fair market value, per share, of the Common Stock at the time the Restricted Common Stock was granted.

     Section 3 Persons Subject to Section 16 of the Exchange Act. Participants who are subject to Section 16 of the Exchange Act are hereby advised that reliance on Rule 16b3 may require that any equity security of HIGHLAND HOLDINGS INTERNATIONAL, INC. acquired upon exercise of Restricted Common Stock by such person be held at least until the date six months after the date of grant of the Restricted Common Stock.


     Section 4 Other Provisions.
               ----------------

     (A) No Right to Employment. Neither the adoption of the Plan nor its operation, nor any document describing or referring to the Plan, or any part thereof, shall confer upon any Participant under the Plan any right to continue in the employ of HIGHLAND HOLDINGS INTERNATIONAL, INC. or a subsidiary or shall in any way affect the right and power of HIGHLAND HOLDINGS INTERNATIONAL, INC. or a subsidiary to terminate the employment of any Participant under the Plan at any time with or without assigning a reason therefor.

     (B) Tax Withholding. The Board shall have the right to deduct from any settlement of an Award, including without limitation the delivery or vesting of Common Stock, made under the Plan any Federal, state, or local taxes of any kind required by law to be withheld with respect to such payments or to take any such other action as may be necessary in the opinion of the Board to satisfy all obligations for payment of such taxes. If Common Stock that would otherwise be delivered in settlement of the Award are used to satisfy tax withholding, such Common Stock shall be valued based on their Fair Market Value determined in accordance with section 6(B) when the tax withholding is required to be made. Participants who are subject to Section 16 of the Exchange Act are hereby advised that pursuant to Rule 16b3 thereunder the use of shares to satisfy tax withholding will be treated as the exercise of a Stock Appreciation Right.

     (C) Amendment and Termination. The Board may at any time suspend, amend, or terminate the Plan, and, without limiting the foregoing, the Board shall have the express authority to amend the Plan from time to time, with or without approval by the shareholders, in the manner and to the extent that the Board believes is necessary or appropriate in order to cause the Plan to conform to provisions of Rule 16b3 under the Exchange ct and any other rules under Section 16 of the Exchange Act, as any of such rules may be amended, supplemented, or superseded from time to time. Except for adjustments made in accordance with Section 9(A), the Board may not, without the consent of the grantee of the Award, alter or impair any Award previously granted under the Plan. No Award may be granted during any suspension of the Plan or after termination thereof.

     (D) Effective Date of the Plan. The Plan was adopted by the Board on November 17, 2000.

     (E) Duration of the Plan. Unless previously terminated by the Board, the Plan shall terminate at the close of business on November 16, 2005 and no Award shall be granted under it thereafter, but such termination shall not affect any Award theretofore granted.

     (F) Use of Certain Terms. The terms "parent" and "subsidiary" shall have the meanings ascribed to them in Section 424 of the Code and unless the context otherwise requires, the other terms defined in Section 421, 422, and 424, inclusive, of the Code and regulations and revenue rulings applicable thereto, shall have the meanings attributed to them therein.